UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
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☒ Definitive Information Statement

PASW, Inc.
(Name of Registrant As Specified In Its Charter)
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PASW, INC.

9453 ALCOSTA BOULEVARD

SAN RAMON,  CALIFORNIA 94583-3929

(925) 828-0934

Notice of Action by Written Consent

of a

Majority of the Outstanding Common Shares

taken on  April 18, 2007

To the Shareholders of PASW, Inc.:

Notice is hereby given that the holders of a majority of the outstanding shares of PASW, Inc., a California corporation (the “Company”), have acted by written consent to approve a merger that will change the Company’s state of incorporation from the State of California to the State of Delaware.

Only shareholders of record at the close of business on April 18, 2007 are being given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                        By Order of the Board of Directors

/s/ William E. Sliney
William E. Sliney Secretary

WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

 PASW, INC.

9453 ALCOSTA BOULEVARD

SAN RAMON, CALIFORNIA 94583-3929

(925) 828-0934

INFORMATION STATEMENT

ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

This Information Statement is furnished to all holders of shares of PASW, Inc., a California corporation (the “Company”), in connection with the action by the holders of a majority of the Company’s issued and outstanding shares to change the Company’s state of incorporation from the State of California to the State of Delaware. The holders of a majority of the Company’s shares acted April 12, 2007. This Information Statement is first being mailed to shareholders on or about May 3, 2007.

Only shareholders of record at the close of business on April 18, 2007 are entitled to notice of the action taken. There will be no vote by the shareholders of the Company on the reincorporation because the reincorporation has already been approved by the written consent of the holders of a majority of the shares of the Company as allowed by Section 603 of the California General Corporation Law. At April 18, 2007, the Company had outstanding 4,997,400 shares, no par value, each of which was entitled to one vote.

         The reincorporation will be effected pursuant to an Agreement and Plan of Merger between the Company and PASW, Inc., a Delaware corporation. Under that agreement, the Company will merge with the Delaware corporation, with the Delaware corporation being the surviving corporation. The reasons for the reincorporation and the Agreement and Plan of Merger are described in more detail in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY

PASW, Inc. is presently a California corporation with one class of shares outstanding. The Company’s Board of Directors has recommended, and the holders of a majority of the Company’s outstanding shares have approved, the merger of the Company with and into a newly formed Delaware corporation, PASW, Inc., a wholly owned subsidiary of the Company. The Delaware corporation will be the surviving corporation in the merger and the purpose of the merger is to change the Company’s jurisdiction of incorporation from California to Delaware. The California General Corporation Law permits the holders of a majority of a California corporation’s outstanding shares to approve a merger by written consent, and the holders of a majority of the Company’s shares have approved the merger of the Company with and into the Delaware corporation. Throughout this Information Statement, the terms “PASW California” or the “Company” refer to PASW, Inc., the existing California corporation, and the term “PASW Delaware” refers to the new Delaware corporation that is the proposed successor to PASW California. The principal executive offices of both PASW California and PASW Delaware are located at 9453 Alcosta Boulevard, San Ramon, California 94583, and the telephone numbers of both PASW California and PASW Delaware are (925) 828-0934.

The Delaware corporation that will be the surviving corporation was incorporated under the Delaware General Corporation Law on March 30, 2007, for the purpose of merging with PASW California. We anticipate that, prior to the merger, PASW Delaware will have no material assets or liabilities and will not have carried on any business.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

REINCORPORATION IN DELAWARE

INTRODUCTION

For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the “Reincorporation”).

As discussed below, the principal reason for the Reincorporation is the potential advantages of the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. The Reincorporation was NOT proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present unsolicited attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company. On January 18, 2007 PASW entered into a non-binding term sheet regarding a possible business combination with VirnetX, Inc., a development stage software company that is incorporated in Delaware. While no assurance can be given that this proposed business combination will be completed, PASW intends to proceed with the Reincorporation irrespective of this possible transaction in the belief that that the Reincorporation is in the best interests of the shareholders for the reasons described throughout this Schedule.

The Reincorporation will be effected by merging PASW California into PASW Delaware. Upon completion of the merger, PASW California, as a corporate entity, will cease to exist and PASW Delaware will continue to operate the business of the Company under its current name, PASW, Inc.

Pursuant to an Agreement and Plan of Merger between PASW California and PASW Delaware, in substantially the form attached hereto as Appendix A (the “Reincorporation Merger Agreement”), each outstanding share of PASW California will be automatically converted into one share of the common stock of PASW Delaware, par value $0.00001 per share (“PASW Delaware Common Stock”), upon the effective date of the merger. Each certificate representing issued and outstanding shares of PASW California will continue to represent the same number of shares of PASW Delaware Common Stock.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING SHARE CERTIFICATES FOR SHARE CERTIFICATES OF PASW DELAWARE.

However, shareholders may exchange their certificates if they so choose. Any shareholder desiring new stock certificates representing common stock of PASW Delaware after the merger may submit their existing stock certificates to PASW Delaware’s transfer agent, Corporate Stock Transfer, 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209. The shares of PASW California are traded on the

OTC Bulletin Board under the symbol “PASW”, and, after the Reincorporation, PASW Delaware Common Stock will continue to be traded on the OTC Bulletin Board without interruption, under the same symbol (“PASW”) as the shares of PASW California are currently traded.

Under California law, the affirmative vote of a majority of the outstanding shares of PASW California is required for approval of the Reincorporation Merger Agreement and the other terms of the Reincorporation. The Reincorporation has been unanimously approved by the Company’s Board of Directors. Shareholders of PASW California are not being requested to consider and approve the reincorporation proposal at a shareholder’s meeting and will not vote on the proposal because it has already been approved by the holders of more than 60% of the shares of PASW California pursuant to Section 603(a) of the California General Corporation Law, which allows for shareholder action without notice and a meeting. No vote of holders of outstanding shares of PASW California, other than those shareholders who have already approved the action, is necessary for approval of the Reincorporation.

It is anticipated that the Reincorporation will become effective on or about May 22, 2007 (the “Effective Date”). However, pursuant to the Reincorporation Merger Agreement, the Reincorporation may be abandoned or the Reincorporation Merger Agreement may be amended by the Company’s Board of Directors (except that the principal terms may not be amended without shareholder approval) prior to the Effective Date if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Reincorporation Merger Agreement. In the event the Reincorporation Merger Agreement is terminated or the Reincorporation is abandoned, the Company would remain as a California corporation.

Shareholders of PASW California will have no dissenters’ or appraisal rights with respect to the Reincorporation.

The discussion set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Certificate of Incorporation of PASW Delaware, and the Bylaws of PASW Delaware, copies of which are attached as Appendices A, B, and C.

PRINCIPAL REASONS FOR THE REINCORPORATION

As PASW plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company’s governance decisions can be based, and PASW believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

Prominence, Predictability and Flexibility of Delaware Law.

For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

Well Established Principles of Corporate Governance

There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

Increased Ability to Attract and Retain Qualified Directors.

Both California and Delaware law permit a corporation to include a provision in its articles or certificate of incorporation which reduces or eliminates the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is PASW’s desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. PASW believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law does.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS, OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY.

The Reincorporation will effect only a change in the legal domicile of the Company and certain other changes of a legal nature including those described in this Information Statement. The Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities, or location of the principal facilities of the Company. The current directors and officers of the Company will become the directors and officers of PASW Delaware. All employee benefits, share options, and warrants of PASW California will be assumed and continued by PASW Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of PASW Delaware Common Stock at the same price per share, upon the same terms, and subject to the same conditions. Other employee benefit arrangements of PASW California will also be continued by PASW Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of PASW Delaware Common Stock will continue to be traded without interruption on the OTC Bulletin Board under the same symbol (“PASW”) as the shares of PASW California are currently traded. The Company believes that the Reincorporation will not affect any of its material contracts with any third parties and that PASW California’s rights and obligations under such material contractual arrangements will continue and be assumed by PASW Delaware.

ANTI-TAKEOVER IMPLICATIONS

Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation was NOT proposed in order to prevent such a change in control, and the Board of Directors is not aware of any present attempt to acquire control of the Company, or to obtain representation on the Board of Directors.

In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company’s vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board’s ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the establishment of a classified board of directors, the elimination of the right to remove a director other than for cause, the elimination of shareholder action by written consent, and the authorization of preferred shares, the rights and preferences of which may be determined by the Board of Directors. The Certificate of Incorporation and Bylaws of PASW Delaware contain certain of these provisions, and certain effects of the Reincorporation may be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law, from which PASW Delaware does not intend to opt out, restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder, unless (i) the Board of Directors approves the business combination prior to the transaction; (ii) the interested stockholder owns at least 85% of the outstanding stock of the corporation at the time of the transaction; or (iii) at or subsequent to the transaction the Board of Directors and at least 66 2/3% of the disinterested outstanding voting stock of the corporation approves the transaction. The Certificate of Incorporation of PASW Delaware and/or Bylaws contain the following provisions that may have anti-takeover implications:

•

a provision authorizing PASW Delaware’s Board of Directors to issue preferred stock with rights, privileges, and preferences determined by the Board;

•

a provision permitting vacancies on PASW Delaware’s Board of Directors to be filled by a vote of the directors then in office;

•

a provision authorizing PASW Delaware’s Board of Directors or its President or the Chairman of its Board to call a special meeting of stockholders, but eliminating the ability of any other person to call a special meeting;

•

a provision allowing the PASW Delaware Board of Directors to adopt bylaws, including changing the number of directors.

For a detailed discussion of the changes which will be implemented as part of the Reincorporation, see “The Charters and Bylaws of PASW California and PASW Delaware” and “Significant Differences Between the Corporation Laws of California and Delaware” below.

The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company, to PASW Delaware, and to the owners of their securities because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed share prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation’s shares, without affording all shareholders the opportunity to receive the same economic benefits.

By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the corporation’s business, technology, and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation’s business not yet reflected in the share price, and equality of treatment of all shareholders.

Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost bases in such shares. As a result, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of PASW Delaware, such provisions could make it more difficult to change PASW Delaware’s existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF PASW CALIFORNIA

AND PASW DELAWARE

PASW California has relatively brief Articles of Incorporation, which are supplemented by its Bylaws. Taken as a whole, the provisions of PASW Delaware’s Certificate of Incorporation and Bylaws are similar to PASW California’s Articles of Incorporation and Bylaws in many respects. This discussion of the Certificate of Incorporation and Bylaws of PASW Delaware is qualified in its entirety by reference to Appendices B and C hereto.

Number of Authorized Shares. The Articles of Incorporation of PASW California currently authorize the Company to issue up to 50,000,000 shares, $0.001 par value per share and 10,000,000 authorized shares of preferred stock, par value $0.01 per share. The Certificate of Incorporation of PASW Delaware provides that it will have 200,000,000 authorized shares of common stock, par value $0.00001 per share, and 10,000,000 authorized shares of preferred stock, par value $0.00001 per share. PASW Delaware’s Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences, and rights, and the qualifications, limitations, or restrictions, of the authorized and unissued preferred stock. These rights and privileges may include, among others, dividend rights, voting rights, redemption provisions, liquidation preferences, conversion rights, and preemptive rights.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or rights of the holders of PASW Delaware Common Stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire PASW Delaware, or discourage a third party from attempting to acquire PASW Delaware.

The authorization of the additional common shares will increase PASW Delaware’s ability to issue additional shares without further stockholder action, unless otherwise required by law or the rules of any securities exchange or market on which its securities are then listed or quoted. The availability of these additional shares will enhance PASW Delaware’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings, and other corporate purposes, and will allow such shares to be issued without a stockholders’ meeting, unless a meeting or other action is required by applicable law or the rules of any securities exchange or market on which the corporation’s securities are then listed or quoted.

Monetary Liability of Directors. The Certificate of Incorporation of PASW Delaware provides for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of Delaware. The Articles of Incorporation of PASW California contain a similar provision. For a more detailed discussion of the indemnification provisions of the charters and bylaws of PASW California and PASW Delaware, please see “Significant Differences Between the Corporation Laws of California and Delaware - Indemnification and Limitation of Liability.”

Size of Board of Directors; Manner of Filling Vacancies. The Bylaws of PASW California provide for a Board of Directors consisting of not less than three members nor more than five, until changed by a duly adopted amendment. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, a board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. Delaware law permits a board of directors, acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by stockholders). PASW Delaware’s Certificate of Incorporation provides that the number of directors will be determined as provided in its Bylaws. The PASW Delaware Bylaws provide that the size of the Board shall initially be five (5) members. PASW Delaware’s Certificate of Incorporation also authorizes the Board of Directors to adopt, alter, amend, or repeal the corporation’s Bylaws, including fixing the number of directors. Following the Reincorporation, the Board of Directors of PASW Delaware could amend the Bylaws to change the size of the Board of Directors without further stockholder approval (subject to the power of the stockholders to repeal such amendment). After the Reincorporation is completed, the three directors of PASW California will continue as the three directors of PASW Delaware. Directors of PASW Delaware will serve until the earliest of their death, resignation, or removal from the Board or until their successors have been duly elected and qualified.

Cumulative Voting for Directors. Under California law, the shareholders of a California corporation may cumulate their votes in any election of directors, unless the corporation’s articles or bylaws have been amended to eliminate cumulative voting. PASW California’s Articles and Bylaws had not been so amended. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Under Delaware law, cumulative voting in the election of directors is permitted if the corporation’s charter permits it. PASW Delaware’s Certificate of Incorporation does not provide for cumulative voting, and, therefore, stockholders of PASW Delaware will not have cumulative voting rights immediately following the Reincorporation. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Board of Directors.

Power to Call Special Shareholders’ Meetings. Under California law and PASW California’s Bylaws, a special meeting of shareholders may be called by the Chairman of the Board, Board of Directors, the President, or the holders of shares entitled to cast not less than 10% of the votes at such meeting. California law also provides that a special meeting of shareholders may be called by such additional persons as are authorized by the articles of incorporation or the bylaws. Neither PASW California’s Bylaws nor Articles of Incorporation authorize any other person to call a special meeting. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. PASW Delaware’s Bylaws authorize the Board of Directors, the Chairman of the Board, or the Chief Executive Officer to call a special meeting of stockholders, but do not authorize any stockholder or other person to call a meeting.  This provision could delay until the next stockholders’ meeting actions that are favored by the holders of a majority of PASW Delaware’s outstanding voting securities. This provision may also discourage another person or entity from making a tender offer for PASW Delaware Common Stock, because such person or entity, even if it acquired a majority of PASW Delaware’s outstanding voting securities, would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders’ meeting.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

The following provides a summary of major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states’ laws.

Shareholder Approval of Certain Business Combinations

Delaware. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board of Directors of the Company intends that PASW Delaware be, and PASW Delaware has elected to be, governed by Section 203. The Company believes that most Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

PASW believes that Section 203 will encourage any potential acquirer to negotiate with PASW Delaware’s Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for PASW Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to PASW Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for PASW Delaware’s shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.

California. California law provides that, in the case of a cash and certain other mergers of a California corporation with another corporation, where the latter corporation or certain of its affiliates own shares having more than 50% but less than 90% of the voting power of that first corporation, the merger must be approved by all of the first corporation’s shareholders or the California Commissioner of Corporations must determine after a hearing that the terms and conditions of the merger are fair. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Delaware Section 203 does provide protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

Classified Board of Directors.

A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

Delaware. Delaware law permits a corporation to establish a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three-year terms of office, with only one class of directors standing for election each year. PASW Delaware’s Certificate of Incorporation and Bylaws do not provide for a classified board.

California. Under California law, certain publicly traded companies may adopt a classified board of directors by adopting amendments to their charter or bylaws, which amendments must be approved by the shareholders. PASW California’s Articles of Incorporation and Bylaws do not currently provide for a classified board.

Removal of Directors

Delaware. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of at least a majority of the outstanding shares entitled to vote at an election of directors. PASW Delaware’s Certificate of Incorporation and Bylaws do not provide for cumulative voting or a classified board. However, the restriction on stockholders’ ability to call special meetings, described below, could affect the rapidity with which the holder of a majority of PASW Delaware’s voting securities could replace the corporation’s directors.

California. Under California law, any director or the entire board of directors may be removed with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

Limitation of Liability

         California law and Delaware law both permit a corporation to adopt a charter provision eliminating or limiting, with exceptions, the monetary liability of a director to the corporation or its shareholders for breach of the director’s duty.

Delaware. PASW Delaware’s Certificate of Incorporation eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware law, as that law exists currently and as it may be amended in the future. Under Delaware law, such a provision may not eliminate or limit a director’s monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. This provision in PASW Delaware’s Certificate of Incorporation also does not eliminate or limit a director’s liability for violations of federal law (such as the federal securities laws) and certain state laws (including state securities laws), or affect the availability of non-monetary remedies such as injunctive relief or rescission.

California. California law permits California corporations to include, in their charters, a provision eliminating or limiting the monetary liability of the corporation’s directors to the corporation or its shareholders for breaches of their duties as directors, subject to exceptions that are similar but not identical to the exceptions specified by Delaware law.

Indemnification

California and Delaware each has laws, similar in some respects but not identical, regarding indemnification by a corporation of its officers,

directors, employees, and agents.

Delaware. Delaware law generally permits the indemnification of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of a direct, derivative, or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors or a committee of the board, by independent legal counsel, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by the corporation, including any derivative action, in which the person was adjudged liable. PASW Delaware’s Bylaws require PASW Delaware to indemnify its officers and directors and former officers and directors to the fullest extent permitted by Delaware law and as the same may be amended from time to time. These rights of the directors, officers, and other persons to indemnification are addressed in Article XII of PASW Delaware’s Certificate of Incorporation (which is attached as Appendix B), and Article VI of PASW Delaware Bylaws (which are attached as Appendix C).

Irrespective of the contents of PASW Delaware’s charter documents, Delaware law requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding.

Expenses incurred by an officer or director in defending an action may be advanced before the conclusion of a proceeding, under Delaware law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

California. California law permits a California corporation to indemnify any director, officer, employee, or agent of the corporation for expenses, monetary damages, fines, and settlement amounts to the extent, as determined by a majority vote of a disinterested quorum of directors, independent legal counsel, disinterested shareholders, or the court in which the proceeding is pending, that the individual acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. California law does not permit indemnification if the person is held liable to the corporation, including in a derivative action, except to the extent that an appropriate court concludes that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper. PASW California’s Bylaws provide that PASW California will indemnify any director, officer, employee or agent “who was or is a party or threatened to be a party . . . by reason of the fact that such person was or is an agent of the corporation against expenses, judgments,… settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.”

Irrespective of the contents of PASW California’s charter documents, California law requires indemnification of reasonable defense expenses incurred by a director, officer, employee or agent, in any such proceeding, to the extent the director, officer, employee or agent was successful in the defense of the proceeding.

Expenses incurred by an officer, director, employee or agent in defending an action may be advanced before the conclusion of a proceeding, under California law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, California law authorizes a corporation to purchase insurance for the benefit of its officers, directors, employees, and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

Inspection of Shareholder List and Books and Records

Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholder list by persons holding an aggregate of 5% or more of the corporation’s voting shares, or shareholders holding an aggregate of 1% or more of such shares who have contested an election of directors. Finally, California law permits any shareholder, on written demand to the corporation, to inspect the corporation’s accounting books and records and minutes of proceedings of the shareholders for a purpose reasonably related to the shareholder’s interest as such. Delaware law also permits any stockholder of record, upon compliance with procedures specified in the Delaware General Corporation Law, to inspect a list of stockholders entitled to vote at a meeting and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a stockholder. However, Delaware law contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders.

Dividends and Repurchases of Shares

California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus, and the like. The concepts of par value, capital, and surplus exist under Delaware law.

Delaware. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

California. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

Shareholder Voting

Amendment of Charter Documents. Under California and Delaware law, the

provisions of a corporation’s charter document may be amended by the affirmative vote of the holders of a simple majority of the outstanding shares entitled to vote on such an amendment. California law permits the board to amend the corporation’s articles of incorporation after shares have been issued without a vote of shareholders in certain circumstances, including to adopt an amendment effecting a stock split only. Delaware law contains no comparable provision.

Statutory Mergers. Delaware law does not require the vote of the stockholders of a Delaware parent corporation whose subsidiary is involved in a merger with another corporation unless the parent corporation itself is a “constituent corporation” in the merger. Under California law, the vote of the stockholders of a California parent corporation is required in certain circumstances when the California corporation’s subsidiary merges with another corporation. Those circumstances include the situation in which shares of the California parent corporation are issued to the shareholders of the acquired company and the shareholders of the California parent corporation immediately prior to the merger own less than 83.3% of the California parent corporation’s shares immediately following the merger.

Both California and Delaware law generally require that the holders of a majority of the shares of the constituent corporations in a statutory merger approve the merger. However, Delaware law does not require a vote of stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the corporation’s existing certificate of incorporation; (ii) each share of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity.

Action by Written Consent

Under California law, and unless otherwise provided in a California corporation’s articles of incorporation, any action that may be taken at a shareholders’ meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having sufficient votes to take such action at meeting at which all shares entitled to vote on such action were present and voting. PASW California’s Articles of Incorporation do not contain any provision limiting the ability of shareholders to take action by written consent. Under Delaware law, and unless otherwise provided in a Delaware corporation’s certificate of incorporation, any action that may be taken at a stockholders’ meeting may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding stock having sufficient votes to take such action at meeting at which all shares entitled to vote on such action were present and voting. PASW Delaware’s Certificate of Incorporation does not contain any provision limiting the ability of stockholders to take action by written consent.

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Delaware. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (i) with respect to the sale, lease, or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of assets reorganizations. Under California dissenters’ law, fair market value is measured as of the day before the first announcement of the terms of a merger, excluding any appreciation or depreciation in stock value as a result of the proposed action.

Fairness Opinion Requirement

California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party’s proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent, or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power of the corporation may require a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Shareholders not voting for dissolution of the corporation may avoid the dissolution of the corporation by purchasing for cash at fair value the shares owned by the parties initiating the dissolution proceeding. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. PASW Delaware’s Certificate of Incorporation contains no such supermajority voting requirement.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested board approval, fulfilling the requirements of good faith and full disclosure, or proving the fairness of the transaction. With certain minor exceptions, the conditions are similar under California and Delaware law.

Loans to Officers and Employees

Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the corporation’s shareholders unless such loan or guaranty or an employee benefit plan authorizing the loan or guaranty was approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Under Delaware law, a Delaware corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE CORPORATIONS

Under Section 2115 of the California General Corporation Law, certain corporations not organized under California law that have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. Section 2115 applies provisions of California law to a corporation if more than one-half of the corporation’s outstanding voting securities are held of record by persons having California addresses, and if the average of the “property factor, payroll factor, and sales factor“ under California law exceeds 50%. However, an exemption from Section 2115 is provided for corporations whose shares are listed on the New York or American Stock Exchange or designated as Nasdaq national market securities. Although PASW Delaware Common Stock will not be listed on such an exchange or quoted on Nasdaq immediately following the Reincorporation, PASW Delaware anticipates that more than one-half of its outstanding voting securities will continue to be held of record by persons with California addresses, and therefore provisions of the California General Corporation Law may be applied to PASW Delaware pursuant to Section 2115, if certain tests are met in the 2007 income year of PASW Delaware.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain United States federal income tax considerations that may be relevant to holders of shares of PASW California who receive PASW Delaware Common Stock in exchange for their shares of PASW California as a result of the Reincorporation. The discussion addresses only the specific United States federal income tax consequences set forth below and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Reincorporation or any other transaction including any transaction undertaken in connection with the Reincorporation and including the Company’s merger with PASW Delaware. The discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular PASW California shareholders, such as dealers in securities, or those PASW California shareholders who acquired their shares upon the exercise of share options, nor does it address the tax consequences to holders of options or warrants to acquire shares of PASW California.

IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

Subject to the limitations, qualifications, and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (“Code”), the following tax consequences generally should result:

(a) No gain or loss should be recognized by holders of shares of PASW California upon receipt of PASW Delaware Common Stock pursuant to the Reincorporation;

(b) The aggregate tax basis of the PASW Delaware Common Stock received by each shareholder in the Reincorporation should be equal to the aggregate tax basis of the shares of PASW California surrendered in exchange therefor; and

(c) The holding period of the PASW Delaware Common Stock received by each shareholder of PASW California should include the period for which such shareholder held the shares of PASW California surrendered in exchange therefor, provided that such shares of PASW California were held by the shareholder as a capital asset at the time of the Reincorporation.

The Company has not requested a ruling from the Internal Revenue Service, nor an opinion from its outside legal counsel, with respect to the federal income tax consequences of the Reincorporation under the Code. In any case, such an opinion would neither bind the IRS nor preclude it from asserting a contrary position.

State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

The Company should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation, and PASW Delaware should succeed, without adjustment, to the federal income tax attributes of PASW California.

SECURITIES ACT CONSEQUENCES

The shares of the PASW Delaware Common Stock to be issued in exchange for shares of PASW California are not being registered under the Securities Act of 1933. In that regard, PASW Delaware is relying on Rule 145(a)(2) under the Securities Act of 1933, which provides that a merger which has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act of 1933, and on interpretations of that rule by the Securities and Exchange

Commission (“SEC”) which indicate that the making of certain changes in the Company’s Articles of Incorporation which could otherwise be made only with the approval of the shareholders of either corporation does not render Rule 145(a)(2) inapplicable.

After the Reincorporation, PASW Delaware will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders holding restricted shares of PASW California will have shares of PASW Delaware Common Stock that are subject to the same restrictions on transfer as those to which their present shares are subject, and their stock certificates, if surrendered for replacement certificates representing shares of PASW Delaware Common Stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, stockholders will be deemed to have acquired their shares of PASW Delaware Common Stock on the date full payment of the purchase price was made for the shares of PASW California. In summary, PASW Delaware and its stockholders will be in the same respective positions under Rule 144 after the merger as were PASW California and its shareholders prior to the merger.

INTEREST OF CERTAIN PERSONS IN OR

OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company’s change of state of incorporation that differs from that of other shareholders of the Company. No director of the Company opposed the Reincorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 18, 2007 with respect to the beneficial ownership of the shares of PASW California by each person known to the Company to own beneficially more than 5% of the Company’s outstanding shares, each of the Company’s directors and executive officers, and the directors and executive officers as a group. The percentages shown are based on 4,997,400 shares of common shares outstanding as of April18, 2007.

The number of shares beneficially owned by each 5% shareholder, director, or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares which the individual or entity has the right to acquire on or before July 17, 2007 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding shares held by each person or entity, any shares which that person or entity has the right to acquire on or before July 17, 2007 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the address for each person below is: 9453 Alcosta Boulevard, San Ramon, California 94583.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares
Glenn P. Russell	3,000,000(1)	60%
William E. Sliney	500	*
	-	-
All directors and executive officers as a group (3 persons)	3,000,500	60%

       *    Less than 1%.

(1)

Represents shares held of record by Russell Trust Dated June 23, 1999, of which Glenn P. Russell and Laura J. Russell, husband and wife, are trustees and principal beneficiaries. Glenn P. Russell is a founder and director of PASW.

Under California law, the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock is required for approval of the terms of the Reincorporation. The Reincorporation has been approved by PASW California’s Board and by the PASW’s principal shareholder, the Russell Trust dated June 23, 1999, the record holder of 3,000,000 of the shares. PASW anticipates that the Reincorporation will become effective as soon as practicable (the “Effective Date”). However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of either PASW California or PASW Delaware, circumstances arise which make it inadvisable to proceed.